First Guaranty Bancshares, Inc. 8-K

Exhibit 99.1

First Guaranty Bancshares, Inc. Announces Pricing of Offering of Series A Preferred Stock Depositary Shares

For Immediate Release

Contact: Alton Lewis, CEO and Eric Dosch, CFO

First Guaranty Bank

(985) 375-0350 / (985) 375-0308

Hammond, Louisiana, April 22, 2021 – First Guaranty Bancshares, Inc. (“FGBI” or the “Corporation”) (NASDAQ: FGBI), the parent company of First Guaranty Bank, announced today the pricing of its underwritten public offering (the “Offering”) of 1,200,000 depositary shares, each of which represents a 1/40th interest in a share of its 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share (equivalent to $25.00 per depositary share). The Corporation has granted the underwriter an option, exercisable in whole or in part for 30 days, to purchase up to an additional 180,000 depositary shares at the public offering price, less the underwriting discount. The Corporation expects to close the Offering, subject to customary conditions, on or about April 27, 2021.

The Corporation has filed an application to list the depositary shares on the Nasdaq Global Market (“Nasdaq”) under the symbol “FGBIP”. If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the closing date.

FGBI expects the gross proceeds from the Offering to be $30,000,000 million (or $34,500,000 million if the underwriter exercises its option to purchase additional depositary shares in full). Net proceeds to the Corporation, after deducting the underwriting discount but before deducting estimated offering expenses and fees payable by the Corporation, are expected to be $28,950,000 million (or $33,292,500 million if the underwriters exercise their option to purchase additional depositary shares in full). The Corporation intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions.

Janney Montgomery Scott LLC is serving as sole book-running manager for the Offering.

The depositary shares are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-249169) the Corporation filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on October 26, 2020, and only by means of a prospectus supplement and accompanying prospectus. Before you invest, you should read the prospectus supplement relating to the Offering, the prospectus, and other documents FGBI has filed with the SEC (many of which are incorporated by reference into the prospectus supplement and prospectus) for more complete information about FGBI and the Offering. You may obtain copies of the prospectus supplement relating to the Offering and accompanying prospectus without charge by visiting the SEC’s website at www.sec.gov, or from Janney Montgomery Scott by email at prospectus@janney.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security of FGBI, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About First Guaranty Bancshares, Inc. and First Guaranty Bank

First Guaranty Bancshares, Inc. (NASDAQ: FGBI) is a financial holding company with total assets of $2.6 billion as of March 31, 2021 that conducts business primarily through its principal subsidiary, First Guaranty Bank. First Guaranty Bank is a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-three branches and one loan production office in Louisiana and Texas. The company’s common stock trades on Nasdaq under the symbol FGBI. For more information, visit www.fgb.net.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, and future performance of FGBI’s business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond FGBI’s control, particularly with regard to developments related to the novel coronavirus (“COVID-19”)). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” FGBI cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although FGBI believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Currently, the most important factor known to management that could cause actual results to differ materially from those in the forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the United States economy and the economies of the markets in which FGBI operates. Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements FGBI files with the SEC, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Corporation’s internet website www.fgb.net.

FGBI disclaims any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.